Exhibit 99.1

AES:	CDPQ:
Investor Relations Contact: Susan Harcourt	Media Contact:
703-682-1204 • susan.harcourt@aes.com	+1 514-847-5493 • medias@cdpq.com

Media Contact: Amy Ackerman
703-682-6399 • amy.ackerman@aes.com

AES Announces Strategic Partnership with CDPQ to Support

AES Ohio’s Robust Growth Plans

ARLINGTON, Va. and MONTRÉAL, Qc., September 17, 2024 – The AES Corporation (NYSE: AES) today announced that it reached an agreement to sell a 30% indirect equity interest in AES Ohio to CDPQ, a global investment group, for approximately $546 million, with closing expected in the first half of 2025.

This agreement expands upon AES’ existing partnership with CDPQ at AES Indiana and creates a similar ownership structure for the two utilities, with no change in management or operational control of AES Ohio. CDPQ’s partnership with AES, now in both US utilities, will bring continued funding to support the high growth ahead.

“We have a successful track record of incorporating strategic partners into our businesses in support of our growth initiatives. CDPQ has been a long-term partner to AES and this transaction marks another strong step forward for AES Ohio, enabling the increased capital investments needed to support our customers’ growing needs,” said Andrés Gluski, AES President and CEO.

AES Ohio plans to invest more than $1.5 billion from 2024 through 2027 to improve system reliability, through extensive investment in transmission infrastructure and grid modernization improvements (AES Ohio’s 2023 rate base was $1,564 million). AES Ohio recently reached a settlement agreement for Phase 2 of its Smart Grid program, which, if approved by the Public Utilities Commission of Ohio (PUCO), will enable investment of more than $240 million over a four-year period to deploy smart technology that will support impactful system improvements. As a result of these needed investments, AES Ohio anticipates compound annual rate base growth in the mid-teens through 2027.

Additionally, AES Ohio sees potential for incremental investment to support growing data center demand, which could increase peak load on the system by more than 50% by the end of the decade. This growth will be transformational for the utility and demonstrates the value of AES’ broader portfolio in serving important technology customers.

As part of this agreement, CDPQ is committed to funding its pro rata share of AES Ohio’s near-term capital requirements to support AES Ohio’s extensive growth plans, including incremental growth opportunities stemming from new data centers in the service territory.

“AES has been an excellent partner of CDPQ for the last 10 years, and we’ve supported the company in the modernization and decarbonization of its operations at AES Indiana since then,” said Emmanuel Jaclot, Executive Vice President and Head of Infrastructure at CDPQ. “We now embark on a new chapter in our relationship to support the growth plans of AES Ohio. This is a unique opportunity to invest alongside a trusted partner in regulated assets that play an important role meeting the electricity demands for over half a million customers.”

“AES Ohio is committed to delivering reliable energy to enable economic growth and job creation," said Ken Zagzebski, President of AES Utilities. “Our partnership with CDPQ will support AES Ohio’s $1.5 billion investment program to strengthen our system and support the growing demand from data centers, which has the potential to increase our peak load by more than 50% by the end of the decade.”

This transaction is expected to close in the first half of 2025. With this sale, AES will have achieved over $2.7 billion of its $3.5 billion asset sale target for 2023 through 2027.

This agreement is subject to customary regulatory approvals, including from the Public Utilities Commission of Ohio, the Federal Energy Regulatory Commission and the Committee on Foreign Investments in the United States.

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About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global energy company accelerating the future of energy. Together with our many stakeholders, we’re improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

About CDPQ

At CDPQ, we invest constructively to generate sustainable returns over the long term. As a global investment group managing funds for public pension and insurance plans, we work alongside our partners to build enterprises that drive performance and progress. We are active in the major financial markets, private equity, infrastructure, real estate and private debt. As at June 30, 2024, CDPQ’s net assets totalled CAD 452 billion. For more information, visit cdpq.com, consult our LinkedIn or Instagram pages, or follow us on X.

CDPQ is a registered trademark owned by Caisse de dépôt et placement du Québec and licensed for use by its subsidiaries.

AES Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include,

but are not limited to, those related to the completion of the transactions contemplated by the agreement with CDPQ, the execution of our future investment plans and future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. These assumptions include, but are not limited to, our expectations regarding (a) the completion of the transactions contemplated by the agreement with CDPQ on the anticipated terms and timing or at all, including the receipt of regulatory approvals and (b) accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels, and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES' filings with the Securities and Exchange Commission (the "SEC"), including, but not limited to, the risks discussed under Item 1A: "Risk Factors" and Item 7: "Management's Discussion & Analysis" in AES' 2023 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES' filings to learn more about the risk factors associated with AES' business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where required by law.

Any Stockholder who desires a copy of AES’ 2023 Annual Report on Form 10-K filed February 26, 2024 with the SEC may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Annual Report on Form 10-K may be obtained by visiting AES’ website at www.aes.com.

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